Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
Daniel.Rosen@livent.com

Livent Announces Second Quarter 2019 Results
Second Quarter Highlights

•	Revenue of $114 million

•	GAAP net income of $16 million and GAAP earnings per diluted share of 11 cents

•	Adjusted earnings per share of 12 cents

•	Adjusted EBITDA of $28 million

•	Second quarter results in-line with guidance ranges

•	Full-year 2019 guidance reaffirmed

PHILADELPHIA, August 6, 2019 - Livent Corporation (NYSE: LTHM) today reported results for the second quarter of 2019. Livent reported revenue of $114.0 million, an increase of 6 percent compared to the same quarter in 2018, and GAAP net income of $15.5 million. Second quarter 2019 Adjusted EBITDA and adjusted earnings per share were $28.0 million and 12 cents per diluted share, respectively. Revenue, Adjusted EBITDA and adjusted earnings per share were all in-line with the guidance ranges, with price/customer mix, volumes and costs all consistent with previously communicated expectations.
“We achieved higher revenues in the second quarter, with increased volumes partially offset by lower pricing,” said Paul Graves, president and chief executive officer of Livent. “Our hydroxide network is now running at record levels of production and we continue to meet all key milestones necessary to deliver the first phase of the Argentina expansion by the end of 2020.”
Q3 and 2019 Outlook (1)
Livent expects third quarter 2019 revenue to be in a range of $105 million to $115 million, compared to $112 million in the same period in 2018. Third quarter 2019 Adjusted EBITDA and adjusted earnings per share are projected to be in a range of $26 million to $30 million and 11 cents to 14 cents per diluted share, respectively.

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Livent maintains its full-year 2019 guidance, with revenue expected to be in a range of $435 million to $475 million, Adjusted EBITDA to be in a range of $125 million to $145 million and adjusted earnings per share to be in a range of 56 cents to 66 cents per diluted share.
“We expect total volumes available for sale to be higher in the second half of this year across all major products, most notably in hydroxide and carbonate. We also expect that increased production from Argentina will result in margin improvement,” continued Graves. “The market for electric vehicles remains strong, with passenger EV sales up roughly 45% globally through the first half of this year, and up over 60% in the same period in China. Leading OEMs and battery producers are now providing greater clarity as they prepare for new vehicle launches beginning in 2020. Livent remains well-positioned to take advantage of continuing demand growth for lithium products.”
The table below provides additional estimates for select financial items:

Full-Year 2019
- Interest expense	$1 - $2	million
- Adjusted tax rate	19 - 23	percent
- Full-year weighted average diluted shares outstanding	~146.5	million
- Depreciation & Amortization	$22 - $26	million
- Adjusted cash from operations	$90 - $120	million
- Capital additions and other investing activities	$210 - $240	million
Supplemental Information
Livent has posted supplemental information on the web at www.livent.com, including reconciliations of non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP.
About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this presentation are forward-looking statements.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of our research and development efforts; volatility in the price for performance lithium compounds; risks relating to our planned production expansion and related capital expenditures; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where we have active operations; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of our separation from FMC as well as the other factors described under the caption entitled “Risk Factors” in our 2018 Form 10-K filed with the Securities and Exchange Commission on February 28, 2019 and first quarter 2019 Form 10-Q filed with the Securities and Exchange Commission on May 8, 2019. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform our prior statements to actual results or revised expectations.

1.
Although we provide forecasts for adjusted earnings per share, Adjusted EBITDA and adjusted cash from operations, we are not able to forecast the most directly comparable measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast such GAAP measures or to reconcile corresponding non-GAAP financial measures to such GAAP measures without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.

# # #

LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$114.0	$107.9	$212.3	$210.7
Costs of sales	80.2	54.1	145.8	104.7
Gross margin	33.8	53.8	66.5	106.0
Selling, general and administrative expenses	9.8	4.4	19.0	8.0
Corporate allocations	—	5.0	—	10.1
Research and development expenses	0.8	1.0	1.6	2.0
Restructuring and other charges	3.8	0.2	3.9	2.3
Separation-related costs	1.3	—	2.9	—
Total costs and expenses	95.9	64.7	$173.2	$127.1
Income from operations before non-operating pension benefit and settlement charges and income taxes	18.1	43.2	39.1	83.6
Non-operating pension benefit and settlement charges	—	—	—	0.2
Income from operations before income taxes	18.1	43.2	39.1	83.4
Provision for income taxes	2.6	5.2	6.7	13.2
Net income	$15.5	$38.0	$32.4	$70.2
Weighted average common shares outstanding - basic (1)	146.0	123.0	146.0	123.0
Net income per weighted average share - basic	$0.11	$0.31	$0.22	$0.57
Weighted average common shares outstanding - diluted (1)	146.5	123.0	146.5	123.0
Net income per weighted average share - diluted	$0.11	$0.31	$0.22	$0.57
____________________

(1)
For the prior periods presented, the weighted average shares outstanding for both basic and diluted earnings per share was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which was the number of shares issued to FMC in part in exchange for the asset contribution by FMC to us. Weighted average shares outstanding for the prior periods excludes the 23.0 million shares of common stock subsequently issued as part of the public offering and over-allotment option exercise.

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net income to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
(In Millions)	2019	2018	2019	2018
Net income (GAAP)	$15.5	$38.0	$32.4	$70.2
Add back:
Provision for income taxes	2.6	5.2	6.7	13.2
Depreciation and amortization	4.8	4.3	9.7	8.6
EBITDA (Non-GAAP) (1)	$22.9	$47.5	$48.8	$92.0
Add back:
Restructuring and other charges (a)	3.8	0.2	3.9	2.3
Non-operating pension benefit and settlement charges (b)	—	—	—	0.2
Separation-related costs (c)	1.3	—	2.9	—
Adjusted EBITDA (Non-GAAP) (1)	$28.0	$47.7	$55.6	$94.5
___________________

(1)
In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense (benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for restructuring and other charges (income), non-operating pension expense (benefit) and settlement charges, and separation-related costs. Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. This measure should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted EBITDA results noted above. These elements reflect operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional, transaction related fees and other separation related activity.

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RECONCILIATION OF NET INCOME (GAAP) TO
ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

(In Millions, Except Per Share Data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (GAAP)	$15.5	$38.0	$32.4	$70.2
Corporate special charges:
Restructuring and other charges (a)	3.8	0.2	3.9	2.3
Non-operating pension benefit and settlement charges (b)	—	—	—	0.2
Separation-related costs (c)	1.3	—	2.9	—
Income tax benefit on Corporate special charges (d)	(1.1)	—	(1.5)	—
Tax adjustment (e)	(1.7)	(5.1)	(1.8)	(5.8)
Adjusted after-tax earnings (Non-GAAP) (1) (2)	$17.8	$33.1	$35.9	$66.9

Diluted earnings per common share (GAAP)	$0.11	$0.31	$0.22	$0.57
Adjustment from GAAP to Non-GAAP average number of shares outstanding (2)	—	(0.05)	—	(0.09)
Corporate special charges per diluted share, before tax:
Restructuring and other charges, per diluted share	0.03	—	0.03	0.02
Separation-related costs per diluted share	0.01	—	0.02	—
Income tax expense (benefit) on Corporate special charges (income), per diluted share	(0.01)	—	(0.01)	—
Tax adjustments per diluted share	(0.02)	(0.03)	(0.01)	(0.04)
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.12	$0.23	$0.25	$0.46
Adjusted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (Non-GAAP) (2)	146.5	146.5	146.5	146.5
___________________

(1)
The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of corporate special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. As a result, diluted adjusted after-tax earnings is calculated using an adjusted average common shares outstanding (Non-GAAP). Refer to note 2 below for further information.

(2)
The weighted average common shares outstanding (GAAP) for both basic and diluted earnings per share for the three and six months ended June 30, 2018 on the condensed combined statements of operations was calculated, in accordance with ASC 260, Earnings Per Share, using 123.0 million shares of common stock outstanding, which reflects the number of shares held by FMC prior to the IPO. This results in both basic and diluted earnings per share (GAAP) of $0.31 and $0.57 for the three and six months ended June 30, 2018, respectively. The weighted average common shares outstanding (GAAP) for both basic and diluted earnings per share for the three and six months ended June 30, 2019 was calculated using 146.5 million shares of common stock outstanding, resulting in both basic and diluted earnings per share (GAAP) of $0.11 and $0.22, respectively.

Assuming adjusted weighted average shares outstanding of 146.5 million, which was the total number of weighted shares outstanding as of June 30, 2019, adjusted after-tax earnings per share would be $0.12 and $0.25 for the three and six months ended June 30, 2019, respectively and $0.23 and $0.46 for the three and six months ended June 30, 2018, respectively.

(a)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur.

(b)
Our non-operating pension expense (benefit) and settlement charges are defined as those costs (benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance. We continue to include the service cost and amortization of prior service cost in our Adjusted EBITDA results. These elements reflect the operating costs to our businesses for the employment benefits provided to active employees.

(c)	Represents legal, professional, transaction related fees and other separation related activity.

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(d)
The income tax expense (benefit) on Corporate special charges (income) is determined using the applicable rates in the taxing jurisdictions in which the corporate special charge or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure.

(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the projected annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.

	Three Months Ended June 30,		Six Months Ended June 30,
(In Millions)	2019	2018	2019	2018
Tax adjustments:
Revisions to our tax liabilities due to finalization of prior year tax returns	$(0.7)	$(0.6)	$(1.2)	$(0.9)
Foreign currency remeasurement and other discrete items	(1.0)	(4.5)	(0.6)	(4.9)
Total tax adjustments	$(1.7)	$(5.1)	$(1.8)	$(5.8)

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO
ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Six Months Ended June 30,
(In Millions)	2019	2018
Cash required by operating activities (GAAP)	$41.3	$18.0
Restructuring and other charges	1.9	0.6
Separation-related activities (1)	24.0	—
Adjusted cash from operations (Non-GAAP) (2)	$67.2	$18.6
___________________

(1)
Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes Separation-related costs.

(2)
The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	June 30, 2019	December 31, 2018
Long-term debt (GAAP) (1)	$59.1	$34.0
Less: Cash and cash equivalents (GAAP)	(20.3)	(28.3)
Net debt (Non-GAAP) (2)	$38.8	$5.7
___________________

(1)	As of June 30, 2019 and December 31, 2018, the Company had no debt maturing within one year.

(2)	The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$20.3	$28.3
Trade receivables, net of allowance of $0.1 in 2019 and $0.1 in 2018	118.0	141.4
Inventories, net	67.5	71.8
Prepaid and other current assets	53.5	59.8
Total current assets	259.3	301.3
Property, plant and equipment, net	337.3	275.7
Right of use assets - operating leases, net	16.5	—
Deferred income taxes	7.4	3.0
Other assets	89.2	80.0
Total assets	$709.7	$660.0

Accounts payable, trade and other	$67.8	$72.0
Accrued and other current liabilities	22.7	46.8
Income taxes	0.6	1.6
Total current liabilities	91.1	120.4
Long-term debt, less current portion	59.1	34.0
Operating lease liabilities - long-term	14.8	—
Long-term liabilities	21.1	17.7
Total equity	523.6	487.9
Total liabilities and equity	$709.7	$660.0

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LIVENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In Millions)	2019	2018
Cash provided by operating activities	$41.3	$18.0
Cash required by investing activities	(74.2)	(26.8)
Cash provided by financing activities	25.0	9.1
Effect of exchange rate changes on cash	(0.1)	—
(Decrease) increase in cash and cash equivalents	(8.0)	0.3
Cash and cash equivalents, beginning of year	28.3	1.2
Cash and cash equivalents, end of period	$20.3	$1.5

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